EXHIBIT 10.8.1

AMENDMENT

This Amendment (hereinafter referred to as “Amendment”) is made and entered into July 31, 2006 by and between Toray Industries, Inc., a Japanese corporation, having its principal place of business at Nihonbashi Mitsui Tower, 1-1, Nihonbashi-Muromachi 2-chome,Chuo-ku, Tokyo 103-8666, Japan (hereinafter referred to as “Toray”), and Acologix, Inc., a Delaware corporation, having its principal place of business at 3960 Point Eden Way, Hayward, CA 94545, U.S.A. (hereinafter referred to as “Acologix”) (each a “Party,” together the “Parties”).

BACKGROUND

WHEREAS, Toray and Acologix have entered into a Collaboration and License Agreement dated June 9, 2005 (hereinafter referred to as the “License Agreement”); and

WHEREAS, Toray and Acologix desire to amend the License Agreement and to document the Parties’ mutual understanding of issues addressed since the execution of the License Agreement;

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

1.	For the purpose of this Amendment, the words and terms which are defined in the License Agreement shall have the same meanings when used in this Amendment.

2.	Section 2.4.1 of the License Agreement shall be amended to read as follows:

2.4.1 European Development Cost Sharing.

(a) On or before the [***] of the [***] of each calendar quarter (March 10th, June 10th, September 10th, or December 10th), each Party shall submit to the other Party a written report including supporting documentation setting forth in reasonable detail an accounting of any authorized European Development Costs, as set forth in the European Co-Development Plan and Budget, that have been actually paid by that Party during the three (3) month period ending on the last day of the immediately prior month (the “Payment Period”), together with an invoice for fifty percent (50%) of the total amounts paid by that Party during the Payment Period. Within [***] after receipt of such notice, each Party shall pay to the other Party the invoiced amount, less any amounts related to expenses for which there is no direct evidence of these expenses having been authorized as European Development Costs. The Parties agree to resolve any questions regarding European Development Cost invoices diligently.

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(b) On or before the [***] of the first month of any calendar quarter (January 10th, April 10th, July 10th, or October 10th), each Party shall submit to the other Party a written report setting forth in reasonable detail an estimate of any European Development Costs that it estimates will have been paid by that Party during the one (1) month period ending on the last day of the immediately prior month.

(c) Each Party shall furnish to the other Party copies of any contracts or other documentation outlining the nature and scope of its relationships with any Third Parties engaged in Development under the European Development Plan & Budget for which it may seek reimbursement under this amended Section 2.4.1.

(d) Notwithstanding the foregoing, the portion of the mass balance study described in the Plan & Budget Summary which has been performed prior to the Effective Date of this Agreement shall be deemed to be performed during the Co-Development Term for the purposes of Section 1.15, and the European Development Costs related thereto authorized in the Plan & Budget Summary actually paid by Toray prior to the Effective Date shall be deemed actually paid by Toray during the first Payment Period for the purposes of this amended Section 2.4.1.

(e) For clarity, both the amounts paid by Acologix to Toray and the amounts paid by Acologix to Third Parties shall be considered “borne by Acologix” for the purposes of the maximum total payment set forth above.

3.	Notwithstanding Section 8.2 and 8.3 of the License Agreement, reimbursement of European Development Costs by Acologix under the amended Section 2.4.1 of the License Agreement shall be paid in Japanese yen. In any report submitted by Toray pursuant to the amended Section 2.4.1 of the License Agreement, any authorized European Development Costs that have been paid in a currency other than Japanese yen shall be expressed in such currency, together with the Japanese yen equivalent, calculated using the telegraphic transfer selling rate of Bank of Tokyo-Mitsubishi UFJ, Ltd. prevailing on the date such authorized European Development Costs were actually paid by Toray. Reimbursement of European Development Costs by Toray under the amended Section 2.4.1 of the License Agreement shall be paid in United States dollar. In any report submitted by Acologix pursuant to the amended Section 2.4.1 of the License Agreement, any authorized European Development Costs that have been paid in a currency other than United States dollar shall be expressed in such currency, together with the United States dollar equivalent, calculated using the selling rate obtained by Silicon Valley Bank on the date such authorized European Development Costs were actually paid by Acologix.

4.	Section 12.4 of the License Agreement shall be amended to exclude the obligation for either Party to name the other Party as an additional insured on any insurance policy procured under the License Agreement. Section 12.4 of the License Agreement shall be amended to read as follows:

12.4 Insurance. Within [***] after the Effective Date, each Party shall at its own expense procure and maintain during the Term and for a period of [***] thereafter an insurance policy/policies, adequate to cover

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its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Each Party’s insurance coverage shall include without limitation clinical trial insurance policies for clinical trials of Products conducted by or for such Party while trials are ongoing and for a period of [***] thereafter, and product liability insurance upon receipt of Regulatory Approval for a Product hereunder. Such insurance shall not be construed to create a limit of the insuring Party’s liability with respect to its indemnification obligations under this Article 12. Each Party shall provide the other Party with a certificate of insurance or other evidence thereof upon request. Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non renewal or a material change in such insurance or self insurance which materially adversely affects the rights of the other Party hereunder.

5.	By executing this Amendment, Acologix provides its written consent to Toray’s agreement with the Japanese Licensee as required under Section 5.1.3(a) of the License Agreement subject to the following provisions:

5.1. Toray represents and warrants that the Japanese Licensee’s rights to Injection Products in Europe are limited to a share of cost or profit generated by Toray’s ownership rights, and further represents that the Japanese Licensee’s rights shall not take precedence over, or interfere with any of Acologix’ rights under the License Agreement.

5.2. Toray shall maintain all of its European Development responsibilities under the License Agreement and shall not transfer any of these responsibilities to the Japanese Licensee.

5.3. Unless Acologix terminates its license with respect to development or commercialization of Injection Products in Europe, the Japanese Licensee shall be allowed to monitor activities related to clinical strategy and operations only and under no circumstance shall these activities take precedence over, or interfere with, Acologix’ rights under the License Agreement. For clarity, the Japanese Licensee shall not be allowed to participate in, or monitor, any regulatory, business, or commercial interactions regarding Injection Products in Europe without the prior written consent of Acologix.

5.4. For clarity, Toray’s agreement with the Japanese Licensee under Section 5.1.3(a) of the License Agreement does not represent any decision by the Japanese Licensee with respect to the Existing Preferential Rights described in Section 5.4 of the License Agreement.

6.	The Parties have discussed a drug-drug interaction study (oral ketaconazole in combination with intravenous TRK-820) planned as part of the European Co-Development Plan & Budget, as defined in Section 2.2 (including Exhibit 2.2) of the License Agreement (hereinafter referred to as the “Drug-Drug Interaction Study”). With respect to the Drug-Drug Interaction Study, the Parties hereby agree as follows:

6.1. Acologix shall have primary Development responsibility for completion of the Drug-Drug Interaction Study, subject to Toray’s involvement in the design of the clinical study and Toray’s right to use the data at no cost for the Parties to obtain Regulatory Approval in Europe.

6.2. The design of the Drug-Drug Interaction Study has been agreed as of March 31, 2006; a copy of the agreed Drug-Drug Interaction Study protocol synopsis and budget estimate is attached to this Amendment as Exhibit A.

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6.3. The cost of the Drug-Drug Interaction Study shall be treated as part of the European Development Costs and the related payment terms defined under Section 2.4 of the License Agreement, including the amended Section 2.4.1 above.

6.4. By executing this Amendment, Toray provides its written consent for initiation of the Drug-Drug Interaction Study under Acologix’ proposed design and budget estimate.

7.	Section 4.2.1 (b) of the License Agreement shall be amended to read as follows:

(b) Subject to Sections 4.2.1(c) and (d) below, each Party agrees to share [***] all data and information generated in or used for Development of Products in Europe or North America upon written request from the other Party, to the extent the disclosing Party has Control of the data and information and maintains the right to provide such access. Any data or information so disclosed shall be deemed the Confidential Information of the disclosing Party, and the receiving Party shall be authorized to use such data solely for the Development and Commercialization of Products in Europe and North America as otherwise permitted under this Agreement. If a receiving Party desires to have its Sublicensees be authorized to use such data solely for the Development and Commercialization of Products in Europe or North America, the receiving Party must obtain prior written consent from the disclosing Party, the disclosing Party’s consent not to be unreasonably withheld so long as [***]. Each party agrees to assist reasonably the other in establishing access to data and information not under its Control.

8.	The following sentence shall be added to the end of Section 5.4 of the License Agreement:

The Parties agree that, at Toray’s request, Acologix shall negotiate in good faith with Toray regarding a license under Acologix Patent Rights and Acologix Know-How to develop and commercialize Topical/Oral Products in Europe.

9.	Toray has entered into an agreement with [***], effective February 13, 2006, regarding the manufacturing of [***] therefor and the related services (hereinafter referred to as the “[***] Agreement”). In all cases, Toray shall be responsible for making payments to [***]. Reimbursement of certain expenses by Acologix shall be invoiced separately from European Development Costs according to the following terms and provisions:

9.1. Subject to a Clinical Supply Agreement between Toray and Acologix effective December 23, 2005 (hereinafter referred to as the “Clinical Supply Agreement”), Acologix shall be obligated to reimburse Toray for one-hundred percent (100%) of the costs related to “4.3.1 Clinical Batch Manufacture” and “5.0 Project Management” as defined on page seven (7) of the [***] Agreement. Toray agrees to deliver to Acologix one hundred percent (100%) of the Drug

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Product (as defined in the Clinical Supply Agreement) and Placebo (as defined in the Clinical Supply Agreement) ampoules actually Manufactured (as defined in the Clinical Supply Agreement) on Toray’s behalf pursuant to the [***] Agreement. Acologix agrees to deliver to Toray up to ten thousand (10,000) ampoules of Drug Product or ten thousand (10,000) ampoules of Placebo for use in the European Phase III clinical study at no charge. If a higher volume of ampoules is required by Toray for the European Phase III clinical study, the Parties agree to negotiate in good faith regarding appropriate reimbursement terms.

9.2. The Parties agree to share equally the responsibility for costs related to “4.4 Secondary Packaging of an Active Clinical Batch” as defined on page seven (7) of the [***] Agreement.

9.3. [***]

9.4. Toray agrees to invoice Acologix in a timely manner upon payment of invoices presented by [***] to Toray, and Acologix agrees to reimburse Toray in a timely manner regarding any related invoices presented to Acologix by Toray.

10.	For the purpose of the License Agreement, “Confidential Information” shall mean any information: disclosed by one Party to the other Party, which, if in written, graphic or other tangible form, is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and is reduced to writing marked as “Confidential” or “Proprietary” and provided to the receiving Party within thirty (30) days after initial disclosure. Confidential Information excludes information that: (a) is now, or hereafter through no unauthorized act or failure to act on Receiving Party’s part becomes, generally known in the public domain; (b) is known to the Receiving Party from a source other than the Disclosing Party (including former employees of the Disclosing Party) without an obligation of confidentiality at the time Receiving Party receives the same from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

11.	Section 9.2.1 of the License Agreement shall be amended to read as follows:

9.2.1 Abandonment. If, during the term of this Agreement, Toray decides not to file, prosecute or maintain any Toray Patent Rights or Acologix decides not to file, prosecute or maintain any Acologix Patent Rights in North America or Europe (including without limitation by allowing any such patents to lapse or become abandoned without having first filed a substitute) (such Party, the “Abandoning Party” and such decision, an “Abandonment”), the Abandoning Party shall provide the other Party with written advance notice sufficient to avoid any loss or forfeiture (but in any event at least [***] notice). Thereafter, the other Party shall have the right but not the obligation to elect on a patent-by-patent and country-by-country basis to file, prosecute or maintain such patents in the Abandoning Party’s name in such territory, at the other Party’s sole expense with counsel of its own choice. If the other Party elects to assume prosecution and maintenance of certain patents in accordance with the foregoing, (i) the Abandoning Party shall transfer or cause to be transferred to the other Party or its patent counsel the

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complete prosecution file for the relevant patents, including all correspondence and filings with patent authorities with respect thereto; and (ii) such patents shall no longer be deemed to be within the Abandoning Party’s patents rights under this Agreement.

12.	The second line from the bottom of Section 12.3 of the License Agreement shall be amended to read as follows:

The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the Indemnitee’s patents or know-how), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed.

13.	Amendments to the License Agreement authorized by this Amendment shall take effect retroactively as of June 9, 2005. All other terms and conditions of the License Agreement shall continue unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto cause this Amendment to be signed by their respective duly authorized representatives.

TORAY INDUSTRIES, INC.		ACOLOGIX, INC.

By:	/s/ Kozo Nagai	By:	/s/ John J. Buckley
Name:	Kozo Nagai	Name:	John J. Buckley
Title:	General Manager	Title:	CFO

EXHIBIT A

DRUG-DRUG INTERACTION STUDY PROTOCOL SYNOPSIS & BUDGET ESTIMATE

(to be attached)

[***]

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